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                    2000 ANNUAL CERTIFICATEHOLDER'S STATEMENT     Exhibit 99.18
                            CAPITAL ONE MASTER TRUST
                                  SERIES 2000-5

        Under the Pooling and Servicing Agreement dated as of September 30, 1993 (hereinafter as such agreement may have been or may be from time to time, supplemented, amended or otherwise modified, the "Pooling and Servicing Agreement"), between Capital One Bank (as successor to Signet Bank/Virginia), and The Bank of New York, as trustee (the "Trustee"), Capital One as Servicer is required to prepare certain information regarding distributions to Certificateholders. The information which is required to be prepared with respect to the distributions made during the preceding calendar year is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per investor Certificate (a "Certificate"). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement.


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A)  Information Regarding Distributions to the Class A Certificateholders
(Stated on the Basis of $1,000 Original Principal Amount)

1)    The total amount of the distribution to Class A Certificateholders
      per $1,000 Original Principal Amount                                                                            9.2243055556
                                                                                                         --------------------------

2)    The amount of the distribution set forth in paragraph 1 above in respect of interest
      on the Class A Certificates, per $1,000 Original Principal Amount                                               9.2243055556
                                                                                                         --------------------------

3)    The amount of the distribution set forth in paragraph 1 above in respect of principal
      of the Class A Certificates, per $1,000 Original Principal Amount                                               0.0000000000
                                                                                                         --------------------------

B)  Class A Investor Charge Off's and Reimbursement of Charge Off's
1)    The amount of Class A Investor Charge Off's                                                                     0.0000000000
                                                                                                         --------------------------

2)    The amount of Class A Investor Charge Off's set forth in paragraph 1 above, per $1,000
      Original Principal Amount                                                                                       0.0000000000
                                                                                                         --------------------------


3)    The total amount reimbursed to the Trust in respect of Class A Investor Charge Off's                            0.0000000000
                                                                                                         --------------------------

4)    The amount set forth in paragraph 3 above, per $1,000 Original Principal Amount (which will have the effect of increasing, pro rata, the amount of each Series .-5 Investor
      Certificateholder's Investment)                                                                                 0.0000000000
                                                                                                         --------------------------

C) Information Regarding Distributions to the Class B Certificateholders (Stated on the Basis of $1,000 Original Principal Amount)

1)    The total amount of the distribution to Class B Certificateholders
      per $1,000 Original Principal Amount.                                                                           9.5986111111
                                                                                                         --------------------------

2)    The amount of the distribution set forth in paragraph 1 above in respect of interest
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      on the Class B Certificates, per $1,000 Original Principal Amount.                                              9.5986111111
                                                                                                         --------------------------

3)    The amount of the distribution set forth in paragraph 1 above in respect of principal
      of the Class B Certificates, per $1,000 Original Principal Amount.                                              0.0000000000
                                                                                                         --------------------------

D)  Class B Investor Charge Off's and Reimbursement of Charge Off's

1)    The amount of Class B Investor Charge Off's                                                                     0.0000000000
                                                                                                         --------------------------

2)    The amount of Class B Investor Charge Off's set forth in paragraph 1 above, per $1,000
      Original Principal Amount                                                                                       0.0000000000
                                                                                                         --------------------------


3)    The total amount reimbursed to the Trust in respect of Class B Investor Charge Off's                            0.0000000000
                                                                                                         --------------------------

4)    The amount set forth in paragraph 3 above, per $1,000 Original Principal Amount (which will have the effect of increasing, pro rata, the amount of each Series 2000-5 Investor
      Certificateholder's Investment)                                                                                 0.0000000000
                                                                                                         --------------------------
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